August 23, 2011

This contract shall serve as an agreement (this "Agreement") by and between Mighty Markets LLC, hereinafter referred to as ("Mighty Markets"), a California company with offices at 26772 Vista Terrace, Lake Forest, CA 92630 and Wolverine Exploration, Inc. a Canadian corporation with offices at 4055 McLean Road, Quesnel, BC V2J 6V5, hereinafter referred to as ("Company") whereby Mighty Markets will provide marketing services for Company, in accordance with the terms set forth below.

MARKETING SERVICES

Mighty Markets will provide investor awareness marketing services of the Company and the Company's stock (OTCBB symbol: WOLV) to internet users in effort to expand the Company's investor awareness ("Campaign"). The Campaign will consist of email marketing, online marketing, and B2B marketing. The email marketing will consist of emails being sent to newsletter subscribers by regular email promotion, for a period of no longer than 6 moths (185) days, beginning from the date of Company's payment for the Campaign described in this Agreement. The content of the emails will be at the discretion of Company. With Company's input and approval, Mighty Markets will design and develop customized content and graphics. Company acknowledges and agrees that Mighty Markets shall retain all rights, title, and interest in and to the original content developed by Mighty Markets in connection with the Campaign. Company grants to Mighty Markets a nonexclusive, royalty-free license to use and display Company's trademarks, service marks, trade names and/or logos in connection with the Campaign.

PAYMENT

In consideration of the foregoing services performed by Mighty Markets, Company shall, within ten (10) days of Company's execution of this Agreement, issue to Mighty Markets Three-Hundred and Fifty Thousand (350,000) shares of Company's Rule-144 Restricted stock (the "Shares") (OTCBB symbol: WOLV). Such shares represent full payment for the marketing

AGREED AND ACCEPTED AS OF AUGUST 23, 2011 BY:

Wolverine Exploration, Inc.
("COMPANY")

By:

X [signature] Date Aug 23/2011

Name: Title:

services provided by Mighty Markets hereunder. After the time period in which shares may be converted into free trading shares Mighty Markets may at any time liquidate its position and sell the Securities in the open market without notice. Company agrees to not block the sale, transfer of titles, or any other actions that would prevent Mighty Markets form liquidating its share position.

REPRESENTATIONS AND INDEMNITY

This Agreement shall create a binding agreement for the Campaign, and each party agrees to be bound by the terms and conditions contained herein. Each party represents and warrants to the other that it has the right to enter into this Agreement, and has the ability to perform its obligations hereunder. Each party further represents and warrants that the Campaign, as developed by Mighty Markets and approved by Company, will not (i) violate or infringe upon the intellectual property rights of any third party; or (ii) violate any applicable laws and/or regulations. Apart from the minimum distribution requirement, Mighty Markets makes no other representation or warranty as to the effectiveness or level of success of the Campaign.

Each party shall, at its own expense, indemnify, defend, and hold harmless the other party and its affiliates from and against any claim, actions, liabilities, and damages, and any costs or expenses incurred in defending against same (including reasonable attorneys' fees), arising from any breach or alleged breach of the indemnifying party's representations and warranties.

GENERAL

Neither party may disclose the terms of this Agreement to any third party without the other's prior written consent unless compelled to do so in any action or other legal proceeding or unless otherwise required by law. Neither party shall be liable for failure to perform its obligations under this Agreement in the event of an Act of God, action by any governmental or quasi-governmental entity, fire, flood, insurrection, riot, explosion, power

AGREED AND ACCEPTED AS OF AUGUST 23, 2011 BY:

Wolverine Exploration, Inc.
("COMPANY")

By:

X [signature] Date Aug 23/2011

Name: Title:

interruption or any condition beyond the reasonable control of the party affected by any such act. The foregoing notwithstanding, the period for which services are rendered under this Agreement shall extend beyond 60-Days to the extent of any period(s) for which Mighty Markets was unable to provide services hereunder. The laws of the State of California shall govern this Agreement and any action involving this Agreement shall be brought in Orange County, California, and not elsewhere. This Agreement supercedes all prior or contemporaneous agreements between the parties concerning the subject matter herein. Company and Mighty Markets are independent contractors and not an employee, attorney-in-fact, agent, partner or joint venturer of the other.

AGREED AND ACCEPTED AS OF AUGUST 23, 2011 BY:

Wolverine Exploration, Inc.
("COMPANY")

By:

X [signature]

Date Aug 23 / 2011

Name:

Title: